As filed with the Securities and Exchange Commission on November 9, 2021

Registration No. 333-259772

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLASMA INNOVATIVE INC.

(Exact name of registrant as specified in its charter)

NEVADA	807101	87-1918342
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ZHI YANG President 523 School House Rd. Kennett Square, PA 19348.
267-467-5871
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Daniel H. Luciano Attorney-at-Law 242A West Valley Brook Road Califon, NJ 07830 Telephone No.: (908) 832-5546
As soon as practicable and from time to time after the effective date of this Registration Statement.
Approximate date of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,300,000 (2)	$0.10	(3)	$130,000	$14.15

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act. Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined arbitrarily by the Company. The price of $0. 10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC-QB Market at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER 9 , 2021.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PLASMA INNOVATIVE INC.

1,300,000 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling security holders of Plasma Innovative Inc., a Nevada corporation, of 1,300,000 shares of common stock held by its selling security holders.

The shares offered by this prospectus may be sold by the selling stockholders at $0.10 per share until the shares are quoted on the OTC-QB Market or an exchange. Thereafter, they may sell in the open market at prevailing prices, through privately negotiated transactions or a combination of these methods. However, there is no current market for our common stock and there can be no assurance that a market will be created in our common stock. The resale of the shares by the selling stockholders is not subject to any underwriting agreement. We will not receive any of the proceeds from the sale of such shares. We will bear all expenses of registration incurred in connection with this offering. We intend to file for quotation on the OTC-QB following the effectiveness of this registration statement.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 11 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is November 9 , 2021

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the Securities and Exchange Commission’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, we may distribute the shares of common stock covered by this prospectus. This prospectus also covers any shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions.

A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, especially the section entitled “Risk Factors” beginning on page 11, and any supplements before making a decision to invest in our common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The common stock is not being offered in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs.

Cautionary Note Regarding Forward-Looking Information

This prospectus, in particular the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing herein, contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations, beliefs, intentions or strategies concerning future events, including, but not limited to, any statements regarding our assumptions about financial performance; the continuation of historical trends; the sufficiency of our cash balances for future liquidity and capital resource needs; the expected impact of changes in accounting policies on our results of operations, financial condition or cash flows; anticipated problems and our plans for future operations; and the economy in general or the future of the electrical storage device industry, all of which are subject to various risks and uncertainties.

When used in this prospectus as well as in reports, statements, and information we have filed with the Securities and Exchange Commission, in our press releases, presentations to securities analysts or investors, in oral statements made by or with the approval of an executive officer, the words or phrases “believes,” “may,” “will,” “expects,” “should,” “continue,” “anticipates,” “intends,” “will likely result,” “estimates,” “projects” or similar expressions and variations thereof are intended to identify such forward-looking statements. However, any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,” or “us,” refer to Plasma Innovative Inc., a Nevada corporation, unless the context otherwise indicates. The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Company Overview

We are an emerging cold plasma application company. We intend to use our proprietary, cold plasma technology to treat crop and plant seeds for agriculture. Our process applies radio-frequency lighting supplied by the plasma source in a low-pressure vacuum environment which affects the seeds so that surface permeability of the seed increases allowing for a greater uptake of water and nutrients. We believe that treated seeds yield healthier and more productive plants and crops. One of our directors spent the last 16 years developing and testing this technology, which has been assigned to the Company.

Our principal office address is 523 School House Rd., Kennett Square, PA 19348. Our telephone number is 267-467-5871 and currently, we do not have a web-site.

We were incorporated on July 22, 2021. Since our inception, apart from this filing, we have completed the following business markers:

-	Acquired the technology relating to the cold plasma application,
-	Completed the private placement of 1,300,000 shares of our common stock at a price of $0.10 per share for a total offering of $130,000,
-	Initiated contact with an agriculture department at a large university in Pennsylvania, and
-	Completed the design of our initial test and commercial plasma units.

As stated above, we were recently incorporated and thus have a limited operating history. Since inception, we have experienced an operating loss and our auditor has issued an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We qualify as an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

We will continue to qualify as an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Under U.S. federal securities legislation, our common stock is known as a "penny stock". Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Offering

Securities offered:	The selling stockholders are offering hereby up to 1,300,000 shares of common stock.
Offering price:	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Shares outstanding prior to offering:	15,355,556

Shares outstanding after offering:	15,355,556
Market for the common shares: Use of Proceeds:	Presently, there is no market for our common stock. We will not receive any proceeds from the Offering.

SUMMARY OF FINANCIAL INFORMATION

The following table summarizes selected historical financial data regarding our business and should be read in conjunction with our consolidated financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The summary balance sheet and statement of operations for the fiscal period from July 22, 2021 (inception) to August 31, 2021 and the statement of operations for the fiscal period from July 22, 2021 (inception) to August 31, 2021 are derived from the financial statements of Plasma Innovative Inc., a Nevada corporation, included elsewhere in this prospectus.

Balance Sheet

As of August 31, 2021

Total Assets	$138,604

Total Liabilities	$-

Total
Liabilities and Stockholder's Equity	$138,604

Statement of Operations

As of August 31, 2021

Revenue	$-

Net Loss From Operations	$1,452

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

Risk Factors Relating to Our Business

WE HAVE LIMITED OPERATING HISTORY AND LIMITED BUSINESS GROWTH. We are a newly formed company; therefore we have had limited operations which makes it difficult to evaluate our business and our prospects. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small operating company trying to expand its business enterprise and the highly competitive environment in which we will operate. Consequently, there can be no assurance that the business of the Company will grow in the future. Moreover, because of our limited operating history, it is difficult to extrapolate any meaningful projections about the Company's future. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the period July 22, 2021 (from inception) to August 31, 2021, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

THE EFFICACY OF TECHNOLOGY HAS NOT SUPPORTED BY ANY INDEPENDENT STUDIES OR TESTS. Our cold plasma technology has been developed by one of our directors, Mr. Shao. He has spent a number of years developing and testing various aspects of his current protocols which have demonstrated favorable results. Nonetheless, these protocols, procedures and results have not been corroborated by third party, independent studies proving the efficacy of technology. As result, it is conceivable, that despite the efforts of our director, our cold plasma process may not be as efficacious as we believe, which would have a substantial negative on our Company and our operations.

WE MAY NOT BE ABLE TO ESTABLISH COLLABORATIVE ARRANGEMENTS. Part of our business strategy includes contacting agriculture departments at major universities with the hopes of establishing collaborative testing of our technology. If we are unsuccessful in establishing these collaborative arrangements, the commercialization of our technology, our operating results and business prospects will be negatively impacted.

WE WILL RELY UPON THIRD PARTIES FOR TESTING AND REPORTING OF RESULTS. Our business strategy also provides that we will rely upon farmers, nurseries and greenhouses (ie our test participants) to plant and cultivate treated seeds in a comparative setting against their conventional or control methods. We also will require all test participants to provide us with a range of data points at certain times during the grow cycle. These data points will include germination rates, height, diameter, color, weight and yields of plants. If we cannot obtain accurate reporting information from our test participants, we will have a difficult time proving the competitive advantages of our technology. Thus, our operating results and business prospects also will be negatively impacted.

WE MAY FACE A LONG SALES CYCLE. As we proceed to apply our technology, we may face skepticism from potential users like farmers and seed companies. Thus, despite any favorable test results that we may receive from third parties, any new user may require their own independent tests and studies which would lengthen our sales cycle and delay revenue growth.

WE MAY FACE PRODUCT LIABILITY CLAIMS. Due to the nature of our business, we may face claims for product liability. These claims may arise from the crop failures due to seeds processed by us. While we feel confident in efficacy of our technology, we cannot provide assurances that product liability claims will not arise in the future.

Moreover, litigation or adverse publicity resulting from these allegations could materially and adversely affect our business, regardless of whether the allegations are valid or whether we are liable. Currently we have no product liability insurance coverage, and even if there was such coverage, there would be no assurance that such coverage would be sufficient to properly protect us. Further, claims of this type, whether substantiated or not, may divert our financial and management resources from revenue generating activities and the business operation.

WE WILL NEED ADDITIONAL FINANCING IN ORDER TO GROW OUR BUSINESS. We do not have significant assets with which to expand our business. We intend to expand our business through increased marketing efforts in the United States which will require the purchase of additional equipment. These additional expenditures are intended to be funded from cash on hand and, if necessary, third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund expansion, the Company may require additional financing to fund working capital and operating losses in the future should the need arise. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company's operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

OUR COLD PLASMA PROCESS MAY NOT ACHIEVE COMMERCIAL SUCCESSES IN THE MARKETPLACE. Our cold plasma process may not be acceptable in the marketplace for a variety of factors. One factor may be that farmers and seed companies may be loath to change their existing protocols and processes. Another factor may be the development of competitive biological products that have the same impact on plants and seeds as our process. The occurrence of either of these factors may impact the successful reception of our product in the marketplace and negatively impair our further revenue potential.

WE DO NOT HAVE A TESTED REVENUE MODEL. We expect to charge a fee to our users to process their seeds using our technology, however at this time, we do not have any commercial users under any fee arrangement. Therefore, we do not know what fee arrangement may be acceptable to users, which include farmers, nurseries, greenhouses and seed companies. There is no guarantee that any fee arrangements acceptable to users may not be sufficient to generate sufficient profits for the Company.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY ADEQUATELY. Our technology is an essential asset of our business. To establish and protect our intellectual property rights, we rely primarily upon a trade secrets, and to a lesser extent, contractual provisions with one director and future employees. Further, our technology is not patent, although we may attempt to do so in the future. Resultantly, our efforts to protect our intellectual property may not be sufficient or effective. If these measures do not protect our intellectual property rights, third parties could use the Company’s technology, and its ability to compete in the market would be reduced significantly.

In addition, we may not be effective in policing unauthorized use of our intellectual property. Even if we do detect violations, we may need to engage in litigation to enforce our intellectual property rights. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert our management’s attention. In addition, our efforts may be met with defenses and counterclaims challenging the validity and enforceability of our intellectual property rights or may result in a court determining that our intellectual property rights are unenforceable. If we are unable to cost-effectively protect our intellectual property rights, then our business could be harmed.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY CLAIMS, WHICH ARE EXTREMELY COSTLY TO DEFEND. To the extent we gain greater business recognition, we may face a higher risk of being the subject of intellectual property claims. Third-party intellectual property rights may cover significant aspects of our technologies or business methods. Any intellectual property claim against us, with or without merit, could be time consuming and expensive to settle or litigate and could divert the attention of our management. Litigation regarding intellectual property rights is inherently uncertain due to the complex issues involved, and we may not be successful in defending ourselves in such matters.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS. We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to approximate $50,000 per year, consisting of $25,000 in legal, $20,000 in audit and $5,000 for EDGAR filing and transfer agent fees. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We may not be able to cover these costs from our operations and may need to raise or borrow additional funds.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR OFFICERS AND DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE. Our Officers and Directors beneficially own approximately 91.2% of our outstanding common stock. The interests of our Officers and Directors may not be, at all times, the same as that of our other shareholders. Our Officers and Directors are not simply passive investors but are also executives of the Company, their interests as executives may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers or as member of the Company’s Board of Directors. Also, our directors will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

BECAUSE OUR OFFICERS AND DIRECTORS MAY IN FUTURE HAVE OUTSIDE BUSINESS ACTIVITIES, THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME THEY WILL BE ABLE TO DEDICATE TO THE COMPANY. Currently our officers, who are also directors, have been working on promoting business for the Company.  A potential conflict of interest may arise in the future that may cause our business to fail, including conflicts of interest in allocating their time to our company and their other business interests. While our officers have verbally agreed to devote sufficient time and attention to the affairs of the Company, we have no written arrangement with our officers regarding this matter. As a result, we may face conflicts between business decisions that they may have to make regarding our operations and that of their other business interests.

BECAUSE OUR MANAGEMENT DOES NOT HAVE PRIOR EXPERIENCE RUNNING A PUBLIC COMPANY, WE MAY HAVE TO HIRE INDIVIDUALS OR SUSPEND OR CEASE OPERATIONS.

Because our management has limited prior experience in running a public company, including the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

INDEPENDENT AUDIT COMMITTEE. Although the common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by NASDAQ. Currently, the Company has no independent audit committee. The full board of directors functions as audit committee and is comprised of two directors, none of whom are considered to be "independent" in accordance with the requirements set forth in NASDAQ Listing Rule 5605(a)(2). An independent audit committee plays a crucial role in the corporate governance process, assessing our Company's processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the responsibilities of an audit committee without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of the business could be compromised. An independent audit committee is required for listing on any national securities exchange; therefore until such time as we meet the audit committee independence requirements of a national securities exchange, we will be ineligible for listing on any national securities exchange.

Risks Related to Our Common Stock

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE. The Company is offering up to 1,300,000 shares of our common stock through this prospectus. Presently, no market exists for our common stock. However, should a market develop, shares sold at a price below the then current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 8.5% of our common stock outstanding as of the date of this prospectus.

SALES OF OUR COMMON STOCK IN RELIANCE ON RULE 144 MAY REDUCE PRICES IN THAT MARKET BY A MATERIAL AMOUNT. A significant number of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate (i.e., an officer, director or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock. The alternative limitation on the number of shares that may be sold by an affiliate, which is related to the average weekly trading volume during the four calendar weeks prior to the sale is not available to stockholders of companies whose securities are not traded on an “automated quotation system”; because the OTC-QB Market is not such a system, market-based volume limitations are not available for holders of our securities selling under Rule 144.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period, although there may be other limitations and/or criteria to satisfy. A sale pursuant to Rule 144 or pursuant to any other exemption from the Securities Act, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE. There is no established public trading market for our securities.  Although we intend to be quoted on the OTC-QB Market in the United States, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK. Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

IN THE FUTURE, WE MAY ISSUE ADDITIONAL COMMON AND PREFERRED SHARES, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE. Our Articles of Incorporation authorize the issuance of 65,000,000 shares of common stock. As of the date of this prospectus, the Company had 15,355,556 shares of common stock outstanding. Accordingly, we may issue up to an additional 49,644,444 shares of common stock. We may value any common stock issued in the future on an arbitrary basis. In addition, we may issue up to 10,000,000 shares of preferred stock, subject to the approval of a majority of shareholders (which majority is held by our founder, Mr. Yang). The issuance of common stock or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

UPON EFFECTIVENESS OF THIS REGISTRATION STATEMENT, WE WILL NOT BE A FULLY REPORTING COMPANY UNDER SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934, RATHER WE WILL BE SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 15(D) OF THE EXCHANGE ACT WHICH IS LESS RESTRICTIVE ON US AND OUR INSIDERS. In order for us to become a fully reporting company under Section 12(g) of the Exchange Act, we will have to file a Registration Statement on Form 8-A. If we do not become subject to Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Exchange Act, and as such we will not be required to comply with (i)  the proxy statement requirements which means shareholders may have less notice of pending matters, and (ii) the Williams Act which requires disclosure of persons or groups that acquire 5% of a company’s publicly traded stock and also regulates tender offers.  In addition, our officer, director and 10% stockholder will not be required to submit reports to the SEC on their stock ownership and stock trading activity. These reports include Form 3, 4 and 5. Therefore, as a shareholder, less information and disclosure concerning these matters will be available to you.

WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE WHICH MAY SUBJECT US TO SECURITIES LITIGATION THEREBY DIVERTING OUR RESOURCES WHICH MAY AFFECT OUR PROFITABILITY AND RESULTS OF OPERATIONS. The market price for our common stock is likely to be highly volatile as the stock market in general.

The following factors will add to our common stock price's volatility:

-	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
-	changes in estimates of our financial results or recommendations by securities analysts;
-	changes in market valuations of similar companies;
-	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
-	litigation involving our company, our general industry or both;
-	investors’ general perception of us; and
-	changes in general economic, industry and market conditions.

Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance.  In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  In the future, we may be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES MAY MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS. We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
▪	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Jobs Act. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accountant standards used. We expect to maintain our status as an “emerging growth company” and “smaller reporting company.” We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth  company the following fiscal year, or if we issue more than $1 billion in  non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."  Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2015; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make us less attractive to investors given that it will be harder for investors to analyze the Company's results of operations and financial prospects and, as a result, it may be difficult for us to raise additional capital as and when we need it.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF THE OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares. The shares offered by this prospectus may be sold by the selling stockholders at $0.10 per share until the shares are quoted on OTC-QB Market or an exchange. Thereafter, they may sell in the open market at prevailing prices, through privately negotiated transactions or a combination of these methods.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of the date hereof, by the selling security holders prior to the offering by existing shareholders contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sale of such shares.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 15,355,556 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Shareholder	Number of shares Before Offering(1)	Number of shares Offered(1)	Number of shares After Offering(2)	Date Acquired	Percent of Total Shares held after Offering(1)
Hao Yan	10,000	10,000	0	8/19/21	*
Kerui Yan	20,000	20,000	0	8/19/21	*
Shengnan Liu	15000	15000	0	8/19/21	*
Limin Niu	5,000	5,000	0	8/19/21	*
Xiaoyue Niu	20,000	20,000	0	8/19/21	*
Wenling Hu	5,000	5,000	0	8/19/21	*
Haoshun Zhang	10,000	10,000	0	8/19/21	*
Jiping Zou	30,000	30,000	0	8/19/21	*
Xiaowei Xue	10,000	10,000	0	8/19/21	*
Kang Hong	10,000	10,000	0	8/19/21	*
Jinli Xie	30,000	30,000	0	8/19/21	*
Jinling Xie	8,000	8,000	0	8/19/21	*
Guangxiu Qiao	12,000	12,000	0	8/19/21	*
Liucheng Xie	10,000	10,000	0	8/19/21	*
Binjian Wang	5,000	5,000	0	8/19/21	*
Fei Li	15,000	15,000	0	8/19/21	*
Jiaqi Li	10,000	10,000	0	8/19/21	*
Yang Chen	10,000	10,000	0	8/19/21	*
Ying Yu	10,000	10,000	0	8/19/21	*
Yixing Yuan	15,000	15,000	0	8/19/21	*
Yuanqin Wang	5,000	5,000	0	8/19/21	*
Wenshan Min	15,000	15,000	0	8/19/21	*
Yanmin Hua	5,000	5,000	0	8/19/21	*
Yongge Jiang	10,000	10,000	0	8/19/21	*
Guofeng Liu	5,000	5,000	0	8/19/21	*
Ruixue, Lv	15,000	15,000	0	8/19/21	*
Xuejing Lv	10,000	10,000	0	8/19/21	*
Lina Tang	5,000	5,000	0	8/19/21	*
Yutong Sun	10,000	10,000	0	8/19/21	*
Wenwu Sun	15,000	15,000	0	8/19/21	*
Weiwei Gao	500,000	500,000	0	8/19/21	3.3
Peng Li	5,000	5,000	0	8/19/21	*
Xiuying Cheng	15,000	15,000	0	8/19/21	*
Zhigang Wang	10,000	10,000	0	8/19/21	*
Xingzhong Sun	415,000	415,000	0	8/19/21	2.7
Totals	1,300,000	1,300,000	0	N/A	N/A

* Denotes less than one percent.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into common stocks within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. The shares of common stock registered herein are outstanding as of the date of this prospectus.

(2) Assumes that all securities registered will be sold.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public market for the Company’s securities.

Once and if the Company’s business sufficiently grows, the Company may wish to cause the Company’s common stock to trade in one or more United States securities markets. The Company anticipates that it will take the steps required for such admission to quotation following the business combination or at some later time.

At such time as it qualifies, the Company may choose to apply for quotation of its securities on the OTC-QB Market.

The OTC-QB Market platform is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC-QB Market, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

Securities outstanding and holders of record

As of the date of this prospectus, there are 37 holders of record for our common stock and 15,355,556 shares of our common stock outstanding.

Dividends

We have never paid dividends and do not intend to do so in the near future.

Information respecting equity compensation plans

None.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC-QB Market and thereafter at prevailing market prices or privately negotiated prices.   Prior to being quoted on the OTC-QB Market, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC-QB Market soon after the effectiveness of this Registration Statement. In order to be quoted on the OTC-QB Market, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

After our common stock becomes eligible for trading on the OTC-QB Market, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

▪	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
▪	privately negotiated transactions;
▪	market sales (both long and short to the extent permitted under the federal securities laws);
▪	at the market to or through market makers or into an existing market for the shares;
▪	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
▪	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC-QB Market, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.10. After our common stock becomes eligible for trading on the OTC-QB Market, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC-QB Market, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC-QB Market, upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF BUSINESS

Company Overview

We were incorporated on July 22, 2021. Plasma Innovative Inc., a Nevada corporation, is an emerging cold plasma application company. We intend to use our proprietary, cold plasma technology to treat crops and plant seeds for agriculture. We believe that treated seeds yield healthier and more productive plants and crops. One of our directors has spent the last 16 years testing and developing this technology, which has been assigned to the Company.

Since our inception, apart for the actions related to this filing, we have undertaken the following operations:

➢	On August 6, 2021, we entered into the Technology Assignment Agreement (described below) with Mr. Hanliang Shao, our director, pursuant to which we acquired certain cold plasma technology used in our business.

➢	On or about August 19, 2021, we competed the private placement of 1,300,000 shares of our common stock at a price of $0.10 per share for a total offering of $130,000.

➢	We have made preliminary contact with the Pennsylvania Department of Agriculture, who in turn have introduced us to the director of a large university in Pennsylvania. We are hopeful that we may be able to collaborate with this and other universities so as to reach local farmers, nurseries, greenhouses and seed companies.

As of the date of this filing, we have begun the assembly and construction of our initial cold plasma processing unit which we will use for test purposes. We expect the unit to be completed by December 2021/January 2022.

Technology Assignment Agreement

As mentioned above, on August 6, 2021, we entered into the Technology Assignment Agreement with Mr. Shao, our director. Pursuant to the agreement, Mr. Shao conveyed to us all of rights, titles and interests in and to three separate technologies. In exchange, Mr. Shao will earn 4,000,000 shares of our common stock upon the filing of a patent for the three technologies with the US Patent and Trademark Office (“USPTO”) which relate to our plasma process. In addition, Mr. Shao shall be entitled to receive a total of 2,000,000 additional shares of our common stock issuable monthly over a three (3) year period beginning with the month of August 2021 (“Term”) at the rate of 55,556 shares per month, except in final month, the amount shall be 55,540, provided that during the Term, he does not breach the confidentiality and non-compete covenants contained in the agreement. We intend to file patents with the USPTO for the technologies by the end of the first calendar quarter of 2022.

Description of Plasma in General and Cold Plasma

Plasma is called the fourth state of matter after gas, solid and liquid. It was identified by Sir William Crooks in 1879. Plasma is roughly defined as a collection of equal positive and negative charge carriers and has zero total charge. It is actually a partially ionized gas, which may be a gaseous complex composed of electrons, ions of any polarity, gaseous atoms and molecules in any high-energy. It is estimated that outside of our planetary system, 99% of the universe is in a plasma state, that is, the earth is also surrounded by a layer of natural plasma called the ionosphere. Lightning, comet tails, and northern lights are also natural plasmas.

Plasma and is generally distinguished by temperature, meaning hot plasma in contrast with cold plasma. The temperature of hot plasma ranges from several thousand degrees to one hundred thousand degrees, while the temperature of cold plasma is room temperature.

Hot plasma typically is generated by an arc discharge at a pressure equal to or higher than the atmospheric pressure. Highly widespread in nature (in the form of comets, galaxies, flashes, lightning), they are characterized by a high frequency of collision between electrons and gas molecules and a high gas temperature of many thousands of degrees.

Low-pressure cold plasma technology also is referred to as vacuum plasma technology. This technology has its origin in the processing of semiconductor materials and printed circuit boards. Cold plasma also has been used recently to inactivate contaminating microbes on meats, poultry, fruits, and vegetables.

Description of Our Technology

Mr. Shao, our director, has spent a number of years developing the application of cold plasma for the agriculture industry. In 2015, through his own internal testing, he discovered that cold plasma can interact with living organisms (biomolecules), thereby enabling living organisms (biomolecules) to obtain energy. Our process applies radio-frequency lighting supplied by the plasma source in a low-pressure vacuum environment to affect the seeds at the molecular level. The process occurs in a bacteria free environment with no emissions of any kind. Mr. Shao’s internal tests have indicated that radio-frequency lighting creates a photochemical reaction of seeds on the molecular level, similar to the impact of sunlight on a seed or plant. In sum, the plasma energy is transported and stored into the cells of the seeds. The stored energy increases the metabolic activity in the seed. The result of the metabolic activity is the permeability of the seed surface increases which allows for a greater uptake and retention of water and nutrients. Our process does not involve genetic modification of seeds. As the plant life cycle develops from seed to yield bearing plants, our internal tests have indicated that the plants are healthier, demonstrating superior qualities over conventional, untreated seeds.

These qualities include;

• Increased crop yields. Our internal tests have indicated plant yield increases of between 6-8% on average and crop dependent. Increased plant yields result in greater profit for growers.

• Reduced fertilizer use. Our seeds become charged with energy, as a result, we will recommend a reduction of fertilizer of approximately 20% because of the seed treated to become more viable per our internal tests. This advantage has an ecological and cost benefit. Reduced fertilizer has a favorable impact on the environment causing less fertilizer runoff in rivers, streams and lakes with a concomitant cost saving to the grower.

• Reduced need for pesticides. Because our process delivers a healthier plant which in turn is more disease resistant, we will recommend a reduction of 20% in pesticides per our internal tests. Similar to fertilizer use, reduced chemical inputs yield an ecological and cost benefit.

• Greater ability to withstand stresses. Again, a healthier plant is better able to withstand stress from drought, frost and heat. This means that crop damage can be minimized during unseasonal weather conditions resulting in a cost benefit to the grower.

• Improved germination rate. Our germination rates range from 90% to 98% crop dependent compared to normal germination rates of 85%-90% crop dependent per our internal tests. This means that fewer seeds die in the planting and grow process. This benefit in turn produces higher annual yields separate from the plant yield increase discussed above.

Although the favorable characteristics of our plasma process described above have been supported by our own internal testing, the results have not been corroborated by third party, independent tests.

Initial and Future Processing Plants.

We have begun assembly of our initial processing plant. The initial plant will be a test plant and thus smaller than a fully operational plant. The test plant will be assembled at our facilities located at our facility in 523 School House Rd., Kennett Square, PA 19348. For our test unit, we will purchase off the shelf components provided by a number of suppliers, including a plasma power supply and vacuum pump. We have designed other components which will be fabricated by third parties and assembled at our facility. We intend to purchase or design similar but larger components for our fully operational plants which we likewise will assemble at our facility.

The below picture depicts a replica of a full production unit.

(picture #1)

The process is as follows:

-	Seeds are poured into the vertical, intake cannister (top right in picture #1), which drop into a conveyer belt housed in the horizontal cannister (see conveyer belt depicted in picture #2 below),

(picture #2)

-	The equipment is locked and the vacuum pump is engaged to replace the air in the chamber;

-	The plasma power supply is engaged at pre-determined parameters and the seeds enter the plasma chamber on the conveyor belt,

-	After a brief period of plasma contact (10-20 seconds), the seed drop into the vertical, output cannister (bottom left in picture #1), the plasma power is turned off and the treatment ends.

-	The entire process occurs within 6-8 minutes.

The process described above will treat roughly 44 pounds of seeds per application using a full production unit.

Our Growth Strategy

We intend to initially market our technologies to farmers, nurseries, greenhouses and seed companies in close proximity to our facilities in Pennsylvania. We will invite potential users to our facility to conduct a test runs on various crops and plants. In order to facilitate that process, we will contact agriculture departments at major universities with the hopes of establishing collaborative testing of our technology. We believe favorable arrangements with these agriculture departments will lead to introductions to major farmers, nurseries and greenhouses in the area or state.

During the testing period, we expect to process a small quantity of seeds of various crops and plants per user and then have the user plant and cultivate the seeds in a comparative setting against their conventional or control methods. We expect the grow cycle to occur at the user’s location. We will require all test participants to provide us with a range of data points during certain times during the grow cycle. These data points will include germination rates, height, diameter, color, weight and yields of plants.

We believe a test period to run between 3 to 6 months which represents the growth cycle through harvest of various crops and plants. Following the harvests, we will analyze the data independently and with the test participant. Once the test period concludes, we are hopeful to enter into a processing arrangement with test participants whereby we process their seeds at an agreed fee based on the number of seed pounds processed. However, at this time, we do not have any fee arrangements and can not predict the fee that we be able to charge to our customers.

In addition to developing direct relationships with local farmers, nurseries, greenhouses and seed companies discuss above, in order to develop our business for the next 6-12 months as follows, we intend to:

▪ Collaborate with agriculture departments at various universities. We intend to contact various universities in the Northeast so as to use and test our technology in a controlled environment (ie against conventional measures). Many farmers and growers rely on university agriculture departments to assess new technologies. In addition, university agriculture departments provide entry to local farmer cooperatives. Cooperatives generally consist of the larger growers in the area that pool their buying and selling resources. We believe that favorable test results from university agriculture departments will cause us to penetrate the local market.

▪ Expand to other geographical regions in the US. We will attempt to replicate these efforts in other agricultural regions in the United States, with a particular emphasis on those regions that have longer growing seasons found in southern states, particularly Florida and western states, particularly, California and Arizona.

Arrangement with Pietro Industries Inc.

On August 8, 2021, the Company signed Joint and Evaluation Agreement with Pietro Industries Inc. for the purpose of jointly testing, evaluating and optimizing various technologies and process to verify the feasibility of mushroom stump processing at a commercial scale. The parties also signed an agreement allowing the Company to use the premises at 523 School House Rd., Kennett Square, PA 19348 in connection with the Joint and Evaluation Agreement. On September 18, 2021 but effective August 28, 2021, the Company and Pietro signed a termination agreement which ended the Office Space Using Agreement and Joint Testing and Evaluation Agreement.  On that same date, Pietro agreed to allow the Company to use 1,000 square feet at its premises month to month on a rent free basis.

Competition and Our Competitive Strengths.

While the Company believes that there is no similar commercialized application of cold plasma for plant and crop seeds, it believes that it nonetheless will face competition in the agriculture market from other products, such as biologic products. Agricultural biologicals are a diverse group of products derived from naturally occurring microorganisms, plant extracts, beneficial insects or other organic matter. They are seed treatment systems that are derived from natural materials like plant extracts to improve the crop yield and ensures nutrient growth of the plant. They also are the substitutes of harmful chemicals that damage the environment. Agricultural biologicals are not only eco- friendly but also helps the farmers to grow healthier and nutritious food. Agricultural biologicals are used to replace the chemicals in farming to prevent the crops from diseases, weeds etc. to maintain crop health. Multiple companies are working for the development of highly performing agricultural products such as pesticides and fertilizers.

They are typically broken down into two or three major categories according to their use in agriculture:

  Biostimulants (plant growth/productivity enhancement products),
  Biopesticides (plant protection or biocontrol products), and
  Biofertility (plant nutrition products).

However these products are generally one use specific, meaning these products can treat one specific type of disease. In addition, they are significantly more expensive than conventional fertilizer and pesticides.

Key players operating in global agricultural biologicals market include BASF SE(Germany), Vegalab S.A.(US), Isagro S.P.A.(Italy), Evogene Ltd(Israel), Syngenta Crop Protection AG(Switzerland), Marrone Bio Innovations(US), UPL(India), Bayer AG(Germany), Valent Biosciences, Lallemand Inc., Koppert Biological Systems, Valagro S.P.A., Novozymes, CBF China Biofertilizers AG, Biolchim SPA, Symborg, Bienvenido, Andermatt Biocontrol AG, Verdesian Life Sciences., SEIPASA, Biobest Group NV, The DOW Chemical Company, Arysta Lifescience Limited, Certis USA LLC.

Regulatory Matters

As mentioned hereinabove, the unit operates under low vacuum, so any emissions are internally contained.  Because the process involves no chemical reactions and no emissions, there are no requirement for federal/state/local approvals for our process or products, including any environmental approvals.  Because low energy plasmas do require high voltage power supplies, we will conform to standard local safety measures and regulations.

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to conduct our business, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees

As of the date of this Prospectus, we have no full time employees. Our officers and directors each will spend between 15 to 40 hours per week on the affairs of the Company, depending on the circumstances. However, each officer and director will have other business interest and thus, certain conflicts may arise from time to time regarding their allocation of time between the business of the Company and such other business interests. Currently, we have not entered into an employment agreement with any of our officers. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future.  During the next 3 to 12 months, we intend to hire an intern familiar with cold plasma to assist with our applications. Apart from that hire, management does not plan to hire additional employees at this time.

Properties

Our corporate offices are located at 523 School House Road, Kennett Square, PA 19348. The lease began on August 1, 2021, is month to month and is rent free. The principal of the lessor is a friend of Mr. Yang.

Our Intellectual Property.

We intend to file for patent protection in the United States on certain aspects of our technology involving the rationality of the working gas inlet and making the glow discharge more uniform. At the present time, we have not prepared the patent application. Any application filed will be for a utility invention patent. The term for a utility patent in the United States is 20 years. We have not made a determination whether we will file for patent protection in any foreign jurisdictions. We can not guarantee that we will receive a patent in the United States or elsewhere from any patent application.

Presently, however, we do not have any patents protecting our technology. Instead, we rely on trade secrets and know-how using the process developed by our director, Mr. Shao. There is no assurance that others will not independently develop the same or similar technology or obtain unauthorized access to our trade secrets, know-how and other unpatented technology. To protect our rights in these areas, we require all future employees that work on our premises to enter into strict confidentiality agreements. Presently, however, we have no paid employees. These agreements may not provide meaningful protection for our unpatented technology in the event of an unauthorized use, misappropriation or disclosure. While we have attempted to protect the unpatented proprietary technology that we develop or acquire, and will continue to attempt to protect future proprietary technology through patents, copyrights and trade secrets, we believe that our success will depend, to a large extent, upon continued innovation and technological expertise.

In general, the level of protection afforded by a patent is directly proportional to the ability of the patent owner to protect and enforce those rights through legal action. Since our financial resources are limited, and patent litigation can be both expensive and time consuming, there can be no assurance that we will be able to successfully prosecute an infringement claim in the event that a competitor develops a technology or introduces a product that infringes on one or more of our patents or patent applications. There can be no assurance that our competitors will not independently develop other technologies that render our proposed products obsolete. In general, we believe the best protection of our proprietary technology will come from market position, technical innovation, speed-to-market, and product performance. There is no assurance that we will realize any benefit from our intellectual property rights.

Product Liability.

Due to nature of the Company's business, the Company may face claims for product liability resulting from the failure of its cold plasma technology. Presently, the Company does not maintain any product liability insurance to cover any claims for any process failures.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

General.

Our Company was incorporated on July 22, 2021 and we are a newly formed company. We have not generated any revenues from operations. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this quarterly report, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

COMPANY OVERVIEW

RESULTS OF OPERATIONS

Fiscal period from July 22, 2021 (inception) to August 31, 2021

During the fiscal period ended August 31, 2021, we did not recognize any revenues from operations.

During the fiscal period ended August 31, 2021, we had a net loss from operations of $1,452 related to administrative expenses.

PLAN OF OPERATIONS

Our Plan of Operations for the next 12 months is described below.

90 days following this filing. During this period, we will continue to explore and advance the potential collaborations with agriculture departments of large universities within the State of Pennsylvania. We are hopeful that these universities will participate in the testing of our technology, which we believe will lead to a prospective client base of larger farmers, greenhouses and nurseries in the area and state. The estimated cost is $5,000. In addition, we will complete the registration process of this filing. The estimated cost is $15,000.

The total costs of this period is $20,000.

91-365 days following this filing. During this period, we will;

- manufacture two sets of equipment, one for test use and one for commercial use. The estimated cost for test and commercial units are estimated to be $35,000 and $70,000, respectively.

-install an initial workshop to be located at our premises. The estimated cost is $2,000.

-hire an intern familiar with cold plasma to assist with our applications. The estimated cost is $2,000 per month for a total of $12,000 (6 months).

-hire a bookkeeper for our operations. The estimated cost is $2,000 per month for a total of $12,000 (6 months).

-maintain our public filings with the Securities and Exchange Commission. The estimated costs are $10,000.

-file patents for our technology with the US Patent and Trademark Office. The estimated costs are $20,000.

The estimated costs for the period is $161,000.

The total estimated costs for the next 12 months as stated above is $181,000. To the extent that our cash on hand, any additional debt or equity financings and revenues from operations are insufficient to meet these expenditures, the Company’s Chairman and founder has agreed to loan the Company up to $200,000 so as to accomplish this Plan of Operations. The loan arrangement will terminate June 30, 2022 and interest on any loan will accrue at 3% per annum. Additional loan terms, if any, will be established at the time of the loan.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2021 we had working capital of $138,604.

Our primary uses of cash have been for operations. The main sources of cash have been from the private placement of our common stock. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•	The need for additional equipment,
•	Development of a Company website,
•	Increases in advertising and marketing in order to attempt to generate more revenues, and
•	The cost of being a public company.

The Company believes that its cash on hand together with the loan availability from Mr. Yang will be sufficient to sustain its current level of operations for at least the next 12 months of operations. Notwithstanding the above, we received from our registered independent public accountants in their report for the financial statements for the period July 22, 2021 (from inception) to August 31, 2021, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Summary of Significant Accounting Policies.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is August 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ from those estimates and such differences may be material to our consolidated financial statements.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such as contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements.

If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed (See Note 4).

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $127,604 of cash as of August 31, 2021.

Prepaid Expenses

Prepaid Expenses are recorded at cost. The Company had $11,000 of prepaid expenses as of August 31, 2021, including $7,500 of prepaid legal expense and $3,500 of prepaid accounting expense.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Major repairs and improvements that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives as follows:

Furniture and fixtures	5-10 years
Office equipment	3-5 years

Leasehold improvements are depreciated on a straight-line method over the shorter of estimated useful lives or lease terms.

The Company had no property and equipment as of August 31, 2021.

Intangible Assets

Intangible assets with finite lives are amortized using the straight-line method over their estimated period of benefit. Evaluation of the recoverability of intangible assets is made to take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had no inventory as of August 31, 2021.

Fair Value of Financial Instruments

ASC Topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets.

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Impairment of Long-lived Assets

In accordance with FASB ASC 360-10, Accounting for the Impairment or Disposal of Long-lived Assets, long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, or it is reasonably possible that these assets could become impaired as a result of technological or other changes. The determination of recoverability of assets to be held and used is made by comparing the carrying amount of an asset to future undiscounted cash flow to be generated by the asset.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and law. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC Topic 606 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effects is anti-dilutive. For the period from July 22, 2021 (inception) to August 31, 2021, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at the grant date fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued accounting standards updates and we do not believe any of these pronouncements will have a material impact on the Company.

Emerging Growth Company

We are an emerging growth company, as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies, allowing them to delay the adoption of those standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period under the JOBS Act. As a result, our consolidated financial statements may not be comparable to the financial statements of companies that are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make common stock less attractive to investors.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

None

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, and position of sole executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Zhi Yang	46	Chairman and Chief Executive Officer
Hanliang Shao	83	Director
Jie Zhu	44	Chief Technology Officer

Zhi Yang has been our Chairman of the Board and Director since inception (June 22, 2021). For the past 5 years, Mr. Yang has been a business consultant and more recently, in 2017, he founded a mushroom growing company in the Peoples Republic of China (PRC). Mr. Yang received an Master Degree in Law from China University of Political Science and Law (PRC) and received a LLM in Law from Temple University. Mr. Yang is a founder of the Company brings a wide range of business experience to our board of directors.

Hanliang Shao has been our Director since inception. During the past 16 years, he has been chief technology officer in two plasma application technology companies, Changzhou Hanjie Biotechnology Co., Ltd. from January 2019 to December 2020 and Changzhou Zhongkechangtai Plasma Technology Co., Ltd. from June 1996 to December 2018. Mr. Shao brings a wide range of plasma technology experience to our board of directors.

Jie Zhu PhD. has been our Chief Technology Officer since August 30, 2021. For the past 5 years, Mr. Zhu has been a professor at Changzhou University. He has been conducting research at the university in the fields of cold plasma technology in catalytic materials, life science and ecological agriculture. He received his PhD in 2015 from the University of Twente, Netherlands.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Legal Proceedings

To the best of our knowledge, none of our directors or executive officers, during the past ten years, has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

Director Independence

Our Board of Directors is currently composed of two members, whom do not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the directors are not, and have not been for at least three years, one of our employees and that neither the Director, nor any of their family members have engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationship exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and Chief Financial Officer; however, we intend to adopt one in the near future.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early stage company, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our Directors and Officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

In addition, our Officers have committed to spend a sufficient amount of time and attention to the affairs of the Company to fulfill their respective officer responsibilities. In this regard, generally, each officer or director will spend between 15 to 40 hours per week on the affairs of the Company, depending on the circumstances. Therefore, we may face conflicts of interest between the time and attention each officer or director devotes to the Company and that of their other business interests.

Other than as described above, we are not aware of any other conflicts of interest of our executive Officers and Directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred since our incorporation concerning our Director, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Our Officers and Directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our Directors serving on our Board of Directors.

EXECUTIVE COMPENSATION

Since inception (July 22, 2021) through August 31, 2021, we have not paid any salaries or other compensation to officers, directors or employees. We do not have a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors. Further, other than the Technology Assignment Agreement with Mr. Shao discussed herein, we have not entered into an employment agreement with any of our officers, directors or any other persons and no such agreements are anticipated in the immediate future. We expect that our officers and directors will defer, and not accrue, any compensation until such time as the company is in a better financial position and will strive to have the business opportunity provide their remuneration. As of the date hereof, no person has accrued any compensation.

			Stock	Other
			Award	Compensation	Total
Name and Position	Year	Salary	$	$	$
Zhi Yang	2021	0	0	0	0
Chief (Principal)
Executive Officer and Chief (Principal) Financial Officer

Employment Agreements

The Company does not have any employment or other compensation agreement with its executive officers. Moreover, there are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the interim fiscal year ended August 31, 2021.

Outstanding Equity Awards at Interim Fiscal Year End

No stock or stock option awards were granted to any other officer of the Company as at August 31, 2021.

Option Exercises and Stock Vested

No option to purchase our capital stock was exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the interim fiscal period ended August 31, 2021.

Pension Benefits

No named executive officers received or held pension benefits during the interim fiscal period ended August 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent (5%); (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The information is based on 15,355,556 shares of common stock issued and outstanding as of this date.

Name and Address of	Amount and Nature of Beneficial	Percent of
Beneficial Owner	Ownership(1)	Class
Officers and Directors
Zhi Yang (2) Chairman of Board and Chief Executive Officer	14,000,000	91.2%
Hanliang Shao (2)(3) Director	111,112	<1%
Jie Zhu PhD (2) Chief Technology Officer	-0-	0%
All officers and directors as a group (3 persons)	14,111,112	91.5%

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(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has ownership of and voting power and investment power with respect to our Common Stock. For each beneficial owner above, any options or rights exercisable or receivable within 60 days have been included in the denominator.
(2)	The address of each shareholder is the address of the Company.
(3)	The amount represents 55,556 shares received under the Technology Assignment Agreement for the month of August 2021 and 55,556 shares to be received for the month of September 2021 (Please refer to the description of Technology Assignment Agreement for additional shares of common stock to be issued to Mr. Shao).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 22, 2021, we issued a total of 14,000,000 shares of common stock to Mr. Yang for the sum of $10,000, the development of our business plan and the formation of our company. Mr. Yang is our Chief Executive Officer, Chairman and founder.

On August 6, 2021, we entered into the Technology Assignment Agreement with Mr. Shao, our director. Pursuant to the agreement, Mr. Shao conveyed to us all of rights, titles and interests in and to three separate technologies. In exchange, Mr. Shao will earn 4,000,000 shares of our common stock upon the filing of a patent for the three technologies with the US Patent and Trademark Office (“USPTO”). In addition, Mr. Shao shall be entitled to receive a total of 2,000,000 additional shares of our common stock issuable monthly over a three (3) year period beginning with the month of August 2021 (“Term”) at the rate of 55,556 shares per month (except in final month, the amount shall be 55,540), provided that during the Term, he does not breach the confidentiality and non-compete covenants contained in the agreement. We intend to file patents with the USPTO for the technologies by the end of the first calendar quarter of 2022.

On September 8, 2021, Zhi Yang, our founder and Chairman, provided us with a written support letter, whereby he promised to loan us up to $200,000 as necessary to cover our operating costs. Interest on any loan will accrue at the rate of 3% per annum and this promise to loan will terminate on June 30, 2022. Additional loan terms, if any, will be established at the time of the loan.

Other than stated above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since inception or in any proposed transaction to which we are proposed to be a party which in either case of $50,000 (or 1% of the average of the Company’s assets for the past 2 fiscal years):

•	Any of our directors or officers;
•	Any proposed nominee for election as our director;
•	Any person who beneficially owns or directly or indirectly, shares carrying more than 10% of the voting rights attached to our shares;
•	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 65,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this prospectus, there are 15,355,556 shares of our common stock issued and outstanding that was held by 37 stockholders of record and no shares of preferred stock issued and outstanding.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are also authorized to issue 10,000,000 shares of Preferred Stock. No shares of our Preferred Stock are issued and outstanding. The rights, privileges and preferences of the Preferred Stock have not been established at this time, and may be established by the majority vote of shareholders.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.

Equity Compensation Plan Information

We have no plans for establishing an equity compensation plan, but reserve the right to do so in the future.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after the effectiveness of this registration statement, we will have 1,300,000 shares of common will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 14,055,556 shares are held by our insiders and thus restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the holders of the restricted shares will be able to sell their shares, pursuant to Rule 144 three months after the effectiveness of this registration statement. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding, which will equal 153,556 shares immediately after this offering; or
•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Daniel H. Luciano, Esq., 242A West Valley Brook Road, Califon, New Jersey 07830.

EXPERTS

Sadler Gibb & Associates, LLC, an independent registered public accounting firm, audited our financial statements for the period from July 22, 2021 (inception) through August 31, 2021 as set forth in their report appearing herein. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Sadler Gibb given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws and Articles of Incorporation, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We hereby file with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

PLASMA INNOVATIVE INC.

INDEX TO CONDENSED FINANCIAL STATEMENTS

(AUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Plasma Innovative Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Plasma Innovative Inc. (“the Company”) as of August 31, 2021, the related statements of operations, stockholders’ equity, and cash flows for the period from July 22, 2021 (inception) through August 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2021, and the results of its operations and its cash flows for the period from July 22, 2021 (inception) through August 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a net loss from operations and has negative cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2021.

Draper, UT

September 24, 2021

PLASMA INNOVATIVE INC.

BALANCE SHEET

August 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$127,604
Prepaid expenses	11,000
Total Current Assets	138,604
Total Assets	$138,604

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	—
Total Current Liabilities	—
Total Liabilities	—

Stockholders' Equity Preferred stock, par value $0.001; 10,000,000 shares authorized; 0 shares issued and outstanding	—
Common stock, par value $0.001; 65,000,000 shares authorized, 15,355,556 shares issued and outstanding	15,356
Additional paid in capital	124,700
Accumulated deficit	(1,452)
Total Stockholders’ Equity	138,604
Total Liabilities and Stockholders’ Equity	$138,604

PLASMA INNOVATIVE INC.

STATEMENT OF OPERATIONS

	From July 22, 2021 (Inception) to August 31, 2021

Operating expenses	$
General and administrative expenses		1,452

Total operating expenses		1,452
Net Loss from operations		(1,452)
Provision for income taxes		—
Net Loss		$(1,452)

Net Loss Per Share: Basic and Diluted		$(0.00)
Weighted Average Number of Shares Outstanding: Basic and Diluted		8,124,723

PLASMA INNOVATIVE INC.

STATEMENT OF STOCKHOLDERS' EQUITY

FROM JULY 22, 2021 (INCEPTION) TO AUGUST 31, 2021

				Deficit Accumulated
			Additional	during the	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Inception, July 22, 2021	—	$—	$—	$—	$—
Shares issued for cash	15,300,000	15,300	124,700	—	140,000
Shares issued for Director compensation	55,556	56	—	—	56
Net loss for the period ended August 31, 2021	—	—	—	(1,452)	(1,452)
Balance, August 31, 2021	15,355,556	$15,356	$124,700	$(1,452)	$138,604

PLASMA INNOVATIVE INC.

STATEMENT OF CASH FLOWS

From July 22, 2021 (Inception) to August 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(1,452)
Adjustments to reconcile net loss to net change in cash from operating activities:
Shares issued for Director compensation	56
Changes in operating assets and liabilities
Prepaid expenses	(11,000)

Net Cash Used in Operating Activities	(12,396)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	140,000
Net Cash Provided by Financing Activities	140,000

NET CHANGE IN CASH	127,604
Cash, beginning of period	—
Cash, end of period	$127,604

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—
Cash paid for income tax	$—

PLASMA INNOVATIVE INC.

NOTES TO FINANCIAL STATEMENTS

August 31, 2021

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Plasma Innovative Inc. (the “Company”, “we”, “us” or “our”) was incorporated on July 22, 2021 under the law of the State of Nevada, USA for the purpose of researching and developing, designing, manufacturing, and distributing cold plasma equipment to apply in agriculture and life science.

NOTE 2 – GOING CONCERN

The accompanying financial statements were prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. From July 22, 2021 (inception) to August 31, 2021, the Company has a net loss of $1,452, and negative cash inflow from operations of $12,396. These factors raised substantial doubt about the Company’s ability to continue as a going concern. Management’s plans are to initially market our technologies to farmers, nurseries, greenhouses close to our facilities in Pennsylvania and collaborate with agriculture department at various universities to expend business. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to implement its business plan and generate sufficient revenue.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year end is August 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ from those estimates and such differences may be material to our consolidated financial statements.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such as contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements.

If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed (See Note 4).

PLASMA INNOVATIVE INC.

NOTES TO FINANCIAL STATEMENTS

August 31, 2021

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $127,604 of cash as of August 31, 2021.

Prepaid Expenses

Prepaid Expenses are recorded at cost. The Company had $11,000 of prepaid expenses as of August 31, 2021, including $7,500 of prepaid legal expense and $3,500 of prepaid accounting expense.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Major repairs and improvements that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives as follows:

Furniture and fixtures	5-10 years
Office equipment	3-5 years

Leasehold improvements are depreciated on a straight-line method over the shorter of estimated useful lives or lease terms.

The Company had no property and equipment as of August 31, 2021.

Intangible Assets

Intangible assets with finite lives are amortized using the straight-line method over their estimated period of benefit. Evaluation of the recoverability of intangible assets is made to take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had no inventory as of August 31, 2021.

Fair Value of Financial Instruments

ASC Topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets.

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

PLASMA INNOVATIVE INC.

NOTES TO FINANCIAL STATEMENTS

August 31, 2021

Impairment of Long-lived Assets

In accordance with FASB ASC 360-10, Accounting for the Impairment or Disposal of Long-lived Assets, long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, or it is reasonably possible that these assets could become impaired as a result of technological or other changes. The determination of recoverability of assets to be held and used is made by comparing the carrying amount of an asset to future undiscounted cash flow to be generated by the asset.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and law. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC Topic 606 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effects is anti-dilutive. For the period from July 22, 2021 (inception) to August 31, 2021, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at the grant date fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued accounting standards updates and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

As of August 31, 2021, we know of no material, existing or pending legal proceedings against our neither company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers, or affiliates, or many registered or beneficial shareholders, is an adverse party or has a material interest adverse to our interest.

PLASMA INNOVATIVE INC.

NOTES TO FINANCIAL STATEMENTS

August 31, 2021

Joint Testing And Evaluation Agreement

On August 8, 2021, the Company signed Joint and Evaluation Agreement with Pietro Industries Inc. for the purpose of jointly testing, evaluating and optimizing various technologies and process to verify the feasibility of mushroom stump processing at a commercial scale. The Company and Pietro Industries Inc. shall establish and conduct a testing and evaluation program within 30 days of execution of this agreement. The results of the testing and evaluation shall be jointly evaluated for commercial feasibility. During the term, both parties shall be solely and exclusively responsible for providing at its sole cost and expense all materials, equipment, facilities, labor, expertise, communications, third party software, licenses and other tangible and intangible property necessary to perform the development, conduct the testing and evaluation and enable each party to perform its obligations under the agreement. Pietro Industries Inc. has right to use the technology and process to be tested and evaluated in accordance with the agreement signed on August 8, 2021. This arrangement has been terminated by the parties (see Termination Agreement below).

Office Lease

On August 8, 2021, the Company entered into an operating lease agreement with Pietro Industries Inc. for its office building located in 523 School House Road, Kennett Square, PA 19348. Pursuant to the lease agreement, the agreement commenced on August 1, 2021, and will terminate on July 31, 2022. The office space is used for the purpose of daily office business operation by our Company. The lease was entered into in connection with the Joint Testing and Evaluation Agreement with Pietro Industries Inc. This arrangement has been terminated by the parties (see Termination Agreement below).

Termination Agreement

The Company and Pietro Industries Inc. (“Pietro”) signed termination agreement on September 18, 2021 but effective August 28, 2021. Both parties have agreed that as of August 28, 2021, Office Space Using Agreement and Joint Testing and Evaluation Agreement are terminated and no longer in force or effect. On that same date, Pietro agreed to allow the Company to use 1,000 square feet at its premises month to month on a rent free basis.

NOTE 5 - COMMON STOCK

The Company has 75,000,000 shares of stock authorized, including 65,000,000 common stock, $0.001 par value per share and 10,000,000 preferred stocks, $0.001 par value per share. There were 15,355,556 shares of common stock issued and outstanding as of August 31, 2021.

On July 29, 2021, the Company issued 14,000,000 shares of common stock to Zhi Yang, our Chief Executive Officer, for cash proceeds of $10,000, the development of our business plan and the formation of our company.

On August 6, 2021, the Company entered into the Technology Assignment Agreement with Hanliang Shao , a director of the Company. Pursuant to the agreement, Mr. Saho conveyed to the Company all of his rights, titles and interests in and to three separate technologies. In exchange, Mr. Shao will earn 4,000,000 shares of Company common stock upon the filling of a patent with the US Patent and Trademark Office (“USPTO”) for the three technologies. In addition, Mr. Shao shall be entitled to receive a total of 2,000,000 additional shares of Company common stock issuable monthly over a three (3) year period beginning with the month of August 2021 (“Term”) at the rate of 55,556 shares per month, except in final month, the amount shall be 55,540, provided that during the Term, Assignee does not breach the confidentiality and non-compete covenants contained in the agreement. Mr. Shao was issued 55,556 shares of common stock at $0.001 par value under the agreement for the month of August 2021. The amount of $56 was recorded in General and Administrative expenses during the period ending August 31, 2021, and 55,556 shares of stock were issued as of August 31,2021.

On August 19, 2021, the Company entered into subscription agreements with 35 investors and sold 1,300,000 shares of common stock at $0.10 per share. The Company received the proceeds of $130,000 from the sale of common stock.

PLASMA INNOVATIVE INC.

NOTES TO FINANCIAL STATEMENTS

August 31, 2021

NOTE 6 - INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position on August 31, 2021 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company has no accruals for interest and penalties on August 31, 2021. The Company’s utilization of any net operating loss carryforward may be unlikely as a result of its intended activities.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of August 31, 2021.

From July 22, 2021 (inception) to August 31, 2021
Non-current deferred tax assets:
Net operating loss carryforward	$305
Total deferred tax assets	305
Valuation allowance	(305)
Net deferred tax assets	$—

The Company has a net operating loss carryforward totaling approximately $ 1,452 on August 31, 2021. It may be carried forward indefinitely until the loss is fully recovered.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASSC 855-10) the Company has analyzed its operations subsequent to August 31, 2021 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

On September 18, 2021 but effective August 28, 2021, the Company and Pietro signed termination agreement which ended the Office Space Using Agreement and Joint Testing and Evaluation Agreement. On that same date, Pietro agreed to allow the Company to use 1,000 square feet at its premises month to month on a rent free basis.

PRELIMINARY PROSPECTUS

This Prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this Prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this Prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this Prospectus.

Until        , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,300,000 Shares

PLASMA INNOVATIVE INC.

Common Stock

November 9, 2021

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount ($)
SEC Registration Fee	7.00
Transfer Agent Fees	500.00
Legal Fees	15,000.00
Accounting Fees	8,000.00
EDGAR Format	1,000.00
Miscellaneous	1,000.00
TOTAL	56,007.00

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On July 22, 2021, we issued a total of 14,000,000 shares of common stock to Mr. Zhi Yang for the sum of $10,000, the development of our business plan and the formation of our company. Mr. Yang is our Chief Executive Officer, Chairman and founder.

On August 6, 2021, we entered into the Technology Assignment Agreement with Mr. Shao, our director. Pursuant to the agreement, Mr. Shao conveyed to us all of rights, titles and interests in and to three separate technologies. In exchange, Mr. Shao will earn 4,000,000 shares of our common stock upon the filing of a patent for the three technologies with the US Patent and Trademark Office (“USPTO”). In addition, Mr. Shao shall be entitled to receive a total of 2,000,000 additional shares of common stock of Assignee issuable monthly over a three (3) year period beginning with the month of August 2021 (“Term”) at the rate of 55,556 shares per month, except in final month, the amount shall be 55,540, provided that during the Term, Assignee does not breach the confidentiality and non-compete covenants contained in the agreement. We intend to file patents with the USPTO for the technologies within the next 90 days. We have issued 55,556 shares of common stock under the agreement.

The above issuance were exempt from registration under pursuant to Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”), as amended as the issuances did not involve a public offering. It was not a public offering due to the limited number of parties involved, the shares were issued to the founders and the shares were issued for investment purposes.

On August 19, 2021, we issued a total of 1,300,000 shares of common stock in a private placement to 35 investors at a price of $0.10 per share and received $130,000 in cash proceeds. The offer and sale of all of the securities above was effected under Regulation S promulgated under the Securities Act, as amended, as each such shareholder is a non-US Person, was not acquiring the shares on behalf of a US Person, and will not sell the shares unless pursuant to a registration statement or an available exemption.

Item 16. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 17. Exhibits.

Exhibit	Description
3.1(a)	Articles of Incorporation of Registrant *
3.2(a)	Bylaws of the Registrant *
5.1	Opinion of Daniel H Luciano, Esq. *
10.1	Technology Assignment Agreement by and between Plasma Innovative Inc. and Hanliang Shao *
10.2	Support Letter from Zhi Yang *
10.3	Office Lease Letter *
23.1	Consent of Attorney Daniel H Luciano (filed as part of Exhibit 5.1) *
23.2	Consent of Sadler Gibb (1)

* Previously filed.

(1) Filed herewith.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in the city of Anhui, PRC, on the 9th day of November 2021.

Plasma Innovative Inc.

(Registrant)

/s/ Zhi Yang
Zhi Yang
Chief Executive Officer (Principal Executive Officer)
Chief Financial Officer (Principal Financial and Accounting Officer)
Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on November 9 , 2021.

/s/ Zhi Yang
Zhi Yang
Chief Executive Officer (Principal Executive Officer)
Chief Financial Officer (Principal Financial and Accounting Officer)
Chairman

/s/ Hanliang Shao
Hanliang Shao
Director

EXHIBIT INDEX

Exhibit	Description
3.1(a)	Articles of Incorporation of Registrant *
3.2(a)	Bylaws of the Registrant *
5.1	Opinion of Daniel H Luciano, Esq. *
10.1	Technology Assignment Agreement by and between Plasma Innovative Inc. and Hanliang Shao *
10.2	Support Letter from Zhi Yang *
10.3	Office Lease Letter *
23.1	Consent of Attorney Daniel H Luciano (filed as part of Exhibit 5.1) *
23.2	Consent of Sadler Gibb (1)

* Previously filed.

(1) Filed herewith.